UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Earliest Event Reported:  September 25, 2019

General Moly, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-32986	91-0232000
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS employer identification no.)

1726 Cole Blvd., Suite 115
Lakewood, CO 80401
(Address of principal executive offices, including zip code)

(303) 928-8599
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 210.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	GMO	NYSE American and Toronto Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)

Emerging growth company                                              ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01                                           Entry into a Material Definitive Agreement

On September 25, 2019, General Moly, Inc. (the “Company”) entered into a 90-day Interest Deferral and Forbearance Agreement (the “Deferral Agreement”) with certain holders (the “Holders”) of the Company’s Senior Convertible Promissory Notes dated December 26, 2014 (the “Convertible Notes”) and/or Senior Promissory Notes issued in connection with the conversion of Convertible Notes (the “Senior Notes” and, together with the Convertible Notes, the “Notes”).  Pursuant to the Deferral Agreement, the Holders have agreed that the Company may defer payment of the interest payments on the Notes that would otherwise be due and payable on September 30, 2019 (totaling approximately $162,000).  The Holders have further agreed that such deferral of interest payments shall not constitute an event of default under the Notes and that such Holders will forbear from enforcing any rights and remedies under the Notes in connection with such deferral.  The Holders collectively hold approximately $6.4 million in aggregate principal amount of the approximately $7.2 million of Notes currently outstanding.

The foregoing description of the Deferral Agreement is qualified in its entirety by reference to the full text of the Deferral Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 8.01                                           Other Events

On September 30, 2019, the Company issued a press release announcing that it received the final federal permit in the form of a Record of Decision (“ROD”) from the Bureau of Land Management for the Mt. Hope Project on September 27, 2019.  The Mt. Hope Project has now received all permits from the State of Nevada and the federal government to allow construction and operation of the proposed molybdenum mine.  A copy of the press release is attached hereto as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01                                           Financial Statements and Exhibits

(d)                                 Exhibits

Exhibit No.	Description
10.1	Interest Deferral and Forbearance Agreement dated September 25, 2019, by and between General Moly, Inc. and the Holders of Notes party thereto.
99.1	Press Release of General Moly, Inc. dated September 30, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENERAL MOLY, INC.

Dated: September 30, 2019	By:	/s/ Amanda Corrion
Amanda Corrion
Principal Accounting Officer